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                                                                 EXHIBIT (a)(34)

                               AMENDMENT NO. 28 TO
                    AMENDED AND RESTATED DECLARATION OF TRUST
                              OF ING MUTUAL FUNDS

         THIS AMENDMENT NO. 28 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF ING MUTUAL FUNDS is made as of the 24 day of May, 2002 by the undersigned, constituting all of the Trustees of ING Mutual Funds (the "Trust").

         WHEREAS, the Amended and Restated Declaration of the Trust adopted as of December 17, 1992, as heretofore amended, designated certain Series of Interests of the Trust; and

         WHEREAS, the Board of Trustees has authorized an amendment to the Declaration of Trust, subject to shareholder approval of that certain Agreement and Plan of Reorganization (the "Reorganization"), to dissolve three series of Interests of the Trust as follows:

                  ING SmallCap Growth Fund;
                  ING MidCap Growth Fund;
                  ING International Core Growth Fund; and

         WHEREAS, the holders of a majority of the shares outstanding and entitled to vote adopted the Reorganization on May 9, 2002.

         NOW, THEREFORE, the Board of Trustees hereby amends the Declaration of Trust as follows:

         The second sentence of Section 8.8 of the Declaration of Trust is hereby amended and restated to read in full as follows:

"Without limiting the authority of the Trustees set forth in this Section 8.8 to establish and designate any further series, the Trustees hereby establish and designate nine series, as follows:

                  ING Convertible Fund;
                  ING Emerging Countries Fund;
                  ING Equity and Income Fund;
                  ING High Yield Opportunity Fund;
                  ING International SmallCap Growth Fund;
                  ING LargeCap Growth Fund;
                  ING Money Market Fund
                  ING Strategic Income; and
                  ING Worldwide Growth Fund"

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IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ Paul S. Doherty                            /s/ Jock Patton
---------------------------------              ---------------------------------
Paul S. Doherty, as Trustee                    Jock Patton, as Trustee

/s/ J. Michael Earley                          /s/ David W.C. Putnam
---------------------------------              ---------------------------------
J. Michael Earley, as Trustee                  David W.C. Putnam, as Trustee

/s/ R. Barbara Gitenstein                      /s/ Blaine E. Rieke
---------------------------------              ---------------------------------
R. Barbara Gitenstein, as Trustee              Blaine E. Rieke, as Trustee

/s/ R. Glenn Hilliard                          /s/ John G. Turner
---------------------------------              ---------------------------------
R. Glenn Hilliard, as Trustee                  John G. Turner, as Trustee

/s/ Walter H. May                              /s/ Roger B. Vincent
---------------------------------              ---------------------------------
Walter H. May, as Trustee                      Roger B. Vincent, as Trustee

/s/ Thomas J. McInerney                        /s/ Richard A. Wedemeyer
---------------------------------              ---------------------------------
Thomas J. McInerney, as Trustee                Richard A. Wedemeyer, as Trustee